Exhibit 99.1

Contact: Citigate Sard Verbinnen Jamie Tully 212-687-8080 jtully@sardverb.com

PXRE Group Ltd. PXRE House 110 Pitts Bay Road, Pembroke HM 08 Bermuda 441 296 5858 441 296 6162 FAX

ROBERT P. MYRON NAMED CHIEF FINANCIAL OFFICER OF PXRE

HAMILTON, Bermuda – (PR Newswire) – December 22, 2005– PXRE Group Ltd. (NYSE: PXT) today announced that Robert P. Myron, the Company’s Senior Vice President & Treasurer, has been named Executive Vice President, Chief Financial Officer & Treasurer of the Company. He will replace John Modin as Chief Financial Officer, who has resigned effective January 6, 2006 to pursue other opportunities.

Jeffrey L. Radke, President and Chief Executive Officer of PXRE, said: “I look forward to working alongside Bob in his new role. Bob has a strong financial background and a thorough understanding of our business and the reinsurance industry gained through 15 years of experience in financial management and accounting positions. He also played an important role in our recent successful capital raising initiatives, which have provided PXRE with its strongest balance sheet ever. I am sure Bob will continue to be a valuable asset to the Company as we look to capitalize on the favorable market environment in our core catastrophe reinsurance and retrocessional businesses.”

Mr. Myron, 37, has been with PXRE Group Ltd. since February 2003 and has served in various capacities, most recently as Senior Vice President & Treasurer of PXRE Group Ltd. and Chief Financial Officer of PXRE Reinsurance Ltd., PXRE’s Bermuda-based operating subsidiary.  From 1999 to 2003, Mr. Myron served as an officer of Select Reinsurance Ltd., a privately held Bermuda-based reinsurance company, most recently as President and a Director of that company.  From 1991 to 1999, he worked in the Boston and Bermuda offices of PricewaterhouseCoopers, principally for clients in the financial services arena.  Mr. Myron, a Certified Public Accountant, earned a BS degree from Babson College in 1991.

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PXRE – with operations in Bermuda, the United States and Europe – provides reinsurance products and services to a worldwide marketplace. The Company’s primary focus is providing property catastrophe reinsurance and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company's shares trade on the New York Stock Exchange under the symbol "PXT."

Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations, speak only as of the date thereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the forward-looking statements in this report should not be considered as a representation by us or any other person that the Company’s objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) because of exposure to catastrophes, PXRE’s financial results may vary significantly from period to period; (ii) the Company may be overexposed to losses in certain geographic areas for certain types of catastrophe events; (iii) PXRE operates in a highly competitive environment; (iv) reinsurance prices may decline, which could affect the Company’s profitability; (v) underwriting reinsurance includes the application of judgment, the assessment of probabilities and outcomes, and assumption of correlations, which are subject to inherent uncertainties; (vi) reserving for losses includes significant estimates which are also subject to inherent uncertainties, which uncertainties are particularly acute in the wake of Hurricane Katrina; (vii) a decline in the credit rating assigned to the Company’s claim-paying ability may impact its potential to write new or renewal business; (viii) a decline in the Company’s ratings may require us to transfer premiums retained by us into a beneficiary trust or may allow clients to terminate their contract with us; (ix) the Company’s investment portfolio is subject to market and credit risks which could result in a material adverse impact on its financial position or results; (x) because PXRE depends on a few reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us; and the Company’s reliance on reinsurance brokers exposes us to their credit risk; (xi) the Company has exited the finite reinsurance business, but claims in respect of the business the Company wrote could have an adverse effect on its results of operations; (xii) the Company may be adversely affected by foreign currency fluctuations; (xiii) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xiv) the impairment of the Company’s ability to provide collateral to cedents could affect its ability to offer reinsurance in certain markets; (xv) the reinsurance business is historically cyclical, and the Company may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, PXRE may have a shortage of underwriting capacity when premium rates are strong; (xvi) regulatory constraints may restrict the Company’s ability to operate its business; (xvii) contention by the United States Internal Revenue Service that the Company or its offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the Company’s financial position or results; and (xviii) changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on the Company’s financial position or results. In addition to the factors outlined above that are directly related to PXRE’s business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE’s SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements. PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

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